UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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VAXART, INC.

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Vaxart Publishes Presentation Urging Shareholders to Vote “FOR” ALL Six of the Company’s Highly

Qualified Director Nominees on the WHITE Proxy Card TODAY

Details Strategic Actions Taken by the Board to Advance the Company’s Pipeline and Drive Value Creation

Vaxart’s Purpose-Built Board Brings the Proven Expertise Needed to Oversee its Next Phase of Growth

Dissident Nominees Lack Relevant Clinical-Stage Biotech Expertise, Misrepresented Their Qualifications

and Offered No Credible Ideas for Value Creation

Vaxart Has Made Multiple Settlement Offers to the Dissident Shareholder Group – Daniel Houle Insists on

Making This Proxy Contest About Winning a Seat for Himself

Visit Vote.Vaxart.com for Additional Information and Voting Resources

SOUTH SAN FRANCISCO, Calif., June 26, 2026 — Vaxart, Inc. (OTCQX: VXRT) (“Vaxart” or the “Company”), a clinical-stage biotechnology company developing a range of oral recombinant vaccines based on its proprietary delivery platform, today published a presentation urging shareholders to vote “FOR” ALL six of the Company’s highly qualified director nominees on the WHITE proxy card in connection with its upcoming Annual Meeting of Stockholders scheduled to be held on July 16, 2026.

Highlights of the presentation include:

Strategic Execution at a Pivotal Moment

●	Vaxart is developing game-changing oral vaccines with the potential to redefine vaccine delivery and immune responses:

○	Vaxart is advancing multiple vaccine programs across high-value markets, including COVID-19, norovirus and influenza.

○	Management is pursuing a disciplined development strategy that prioritizes programs with the strongest scientific rationale, commercial opportunity and funding pathways.

○	Through its Phase 2b COVID-19 trial, Vaxart is working toward topline 12-month safety and immunogenicity data from the approximately 400-participant Sentinel Cohort.

○	Vaxart is also targeting a full efficacy and safety readout from its approximately 5,100-participant Main Cohort, representing a significant clinical and value-creation milestone.

●	Vaxart’s Board has taken prudent steps to enable Vaxart to continue advancing its programs in a challenging environment:

○	Vaxart has been executing through immense industry pressures brought upon by significant regulatory, funding and policy disruption, including two BARDA stop-work orders that impacted Vaxart and many other vaccine companies.

○	Through CEO Steven Lo’s leadership and negotiations with government stakeholders, the Company secured the continuation of BARDA funding for its lead COVID-19 program.

○	Vaxart entered into a $25 million share purchase agreement, providing flexible access to capital, if needed, to support continued execution toward key milestones.

○	The Board’s decision to raise $40 million in 2025 extended the Company’s runway, enabling it to enter key partnerships and advance its programs.

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The Right Board to Oversee the Path Forward

●	The Board is purpose-built to guide Vaxart through its next phase of value creation.

○	The Board is aligned with the Company's evolving strategic priorities, with substantial expertise across biotech, vaccine development, clinical trials and regulatory affairs.

○	The Board’s experience has helped secure continued BARDA funding, establish the Dynavax partnership and enable additional financing flexibility through the Lincoln Park Capital agreement.

○	Mr. Lo, Dr. Elaine J. Heron and Dr. David Wheadon are instrumental to Vaxart's success and have the judgment, credibility and relationships needed to oversee the Company’s most important future opportunities.

●	The Board is responsive to shareholder feedback and acts in shareholders’ best interests:

○	The Board has added two new independent directors — Dr. James B. Breitmeyer and Kevin Finney — over the last 18 months as part of its ongoing refreshment efforts, resulting in an average director tenure of approximately 2.3 years.

○	In 2025, the Board further strengthened independent oversight through the appointment of W. Mark Watson as Lead Independent Director.

○	The Board maintains an active dialogue with shareholders and withdrew its reverse split proposal for this upcoming Annual Meeting following feedback.

The Dissident Campaign is Risking Vaxart’s Momentum

●	Replacing ANY of Vaxart’s highly qualified directors with the dissident nominees is not in shareholders’ best interests:

○	None of the dissident nominees has experience leading a public clinical-stage biotech company or with vaccine development, regulatory affairs and clinical trial oversight.

○	The dissident nominees have drastically exaggerated their qualifications, and Daniel Houle’s reckless public statements show that he should not serve on Vaxart’s Board.

○	Collectively, they present unacceptable risk for a company approaching critical inflection points like Vaxart.

●	Vaxart has made good-faith efforts to resolve the proxy contest:

○	Vaxart has made multiple settlement offers to the dissident shareholder group in an effort to resolve the proxy contest.

○	The Board’s proposals are highly reasonable and reflect what it has heard other independent shareholders want to see.

○	Mr. Houle is waging a self-interested campaign primarily focused on “winning” a Board seat for himself rather than reaching a constructive resolution that would benefit all Vaxart shareholders.

Vote “FOR” ALL 6 of Vaxart’s highly qualified director nominees on the WHITE proxy card TODAY!

If you have questions or require assistance with voting your shares, please call Vaxart’s proxy solicitor:

Campaign Management, LLC

Toll-Free: +1 (855) 264-1527

Additional shareholder resources and voting information can be found at Vote.Vaxart.com.

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About Vaxart

Vaxart is a clinical-stage biotechnology company developing a range of oral recombinant vaccines based on its proprietary delivery platform. Vaxart vaccines are designed to be administered using pills that can be stored and shipped without refrigeration and eliminate the risk of needle-stick injury. Vaxart believes that its proprietary pill vaccine delivery platform is suitable to deliver recombinant vaccines, positioning the Company to develop oral versions of currently marketed vaccines and to design recombinant vaccines for new indications. Vaxart’s development programs currently include pill vaccines designed to protect against coronavirus, norovirus, and influenza, as well as a therapeutic vaccine for human papillomavirus (HPV), Vaxart’s first immune-oncology indication. Vaxart has filed broad domestic and international patent applications covering its proprietary technology and creations for oral vaccination using adenovirus and TLR3 agonists.

Cautionary Language Concerning Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” provisions created by those sections, that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this communication regarding Vaxart’s strategy, prospects, plans and objectives, results from preclinical and clinical trials, commercialization agreements and licenses, and beliefs and expectations of management are forward-looking statements. These forward-looking statements may be accompanied by such words as “should,” “believe,” “could,” “potential,” “will,” “expected,” “anticipate,” “plan,” “target,” “seek,” “intend,” “may,” “predict,” “project,” “would,” and other words and terms of similar meaning. Examples of such statements include, but are not limited to, statements relating to Vaxart’s ability to develop and commercialize its product candidates, including its vaccine booster products; Vaxart’s expectations regarding clinical results and trial data, and the timing of receiving and reporting such clinical results and trial data; Vaxart’s expected timing for future clinical trials; and Vaxart’s expectations with respect to the effectiveness of its product candidates; expectations regarding collaborations, including the collaboration with Dynavax; expectations regarding the pursuit of strategic partnerships and external funding opportunities for Vaxart’s programs; expectations regarding government funding; and expectations regarding Vaxart’s capital resources and funded runway. Vaxart may not actually achieve the plans, carry out the intentions, or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations, and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Vaxart makes, including uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates, and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; decisions by regulatory authorities impacting labeling, manufacturing processes, and safety that could affect the availability or commercial potential of any product candidate, including the possibility that Vaxart’s product candidates may not be approved by the FDA or non-U.S. regulatory authorities; that, even if approved by the FDA or non-U.S. regulatory authorities, Vaxart’s product candidates may not achieve broad market acceptance; that a Vaxart collaborator may not attain development and commercial milestones; that Vaxart or its partners may experience manufacturing issues and delays due to events within, or outside of, Vaxart’s or its partners’ control; difficulties in production, particularly in scaling up initial production, including difficulties with production costs and yields, quality control, including stability of the product candidate and quality assurance testing, shortages of qualified personnel or key raw materials, and compliance with strictly enforced federal, state, and foreign regulations; that Vaxart may not be able to obtain, maintain, and enforce necessary patent and other intellectual property protection; that Vaxart’s capital resources may be inadequate; Vaxart’s ability to resolve pending legal matters; Vaxart’s ability to obtain sufficient capital to fund its operations on terms acceptable to Vaxart, if at all; the impact of government healthcare proposals and policies; competitive factors; and other risks and uncertainties described in the “Risk Factors” sections of Vaxart’s most recent Annual Report on Form 10-K, including amendments thereto, and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. Vaxart undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Important Additional Information and Where to Find It

Vaxart has filed a definitive proxy statement and form of white proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). Stockholders are able to obtain the Company’s proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Company’s website at https://investors.vaxart.com/financials-filings/sec-filings.

Investor Contact

Michael Fein

Campaign Management

(855) 264-1527

Media Contact

Aaron Palash / Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

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